PROSPECTUS DATED MARCH 6, 2000                       PRICING SUPPLEMENT NO. 9 TO
PROSPECTUS SUPPLEMENT                       REGISTRATION STATEMENT NO. 333-30928
DATED MARCH 15, 2000                                               JULY 14, 2000
                                                                  RULE 424(b)(3)

                       DONALDSON, LUFKIN & JENRETTE, INC.
                                MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

     THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE PROSPECTUS SUPPLEMENT UNDER DESCRIPTION NOTES, WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE FOR PAYMENT AT THE RATE SET FORTH BELOW.

Principal Amount:             $ 200,000,000         Optional Conversion:        N / A

Price To Public:                 100.0000 %         Optional Repayment Date:    Non-Call / Life
Underwriting Discount:              .3500 %
Proceeds To Issuer:               99.65 %           Business Day Jurisdiction:  New York

Settlement Date               July 18, 2000         Initial Redemption
(Original Issue Date):                              Percentage:                 N / A

Specified Currency:           US Dollars            Initial Redemption Date:    N / A

Authorized Denomination:      $1,000                Annual Redemption
                                                    Percentage Reduction:       N / A

Maturity Date:                July 18, 2003         Book Entry Note or
                                                    Certificated Note:          B / E
Interest Rate:                3 month USD Libor
                              + 52 basis points

First Coupon:                 $ 3,705,555.56

Interest Payment Dates:       Quarterly, 18th       Total Amount of OID:        N / A
                              day of Jan, April,
                              July, and Oct., or
                              as modified

Interest Determination        2 business days       Day Count:                  Act/360
Date:                         prior to the
                              Interest Payment
                              Dates
                                                    CUSIP:                      25766CCJ1
First Interest Date:          October 18, 2000

Paying Agent:                 The Chase
                              Manhattan Bank

Settlement:                   DTC#: 443

CAPITALIZED TERMS NOT DEFINED ABOVE HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

               DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION